EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 8, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (May 2011 – April 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.47%	-0.57%	3.49%	-8.24%	-2.65%	-5.90%	-0.71%	-5.90%	10.27%	-28.70%	-0.54	-0.73
B**	-0.48%	-0.58%	3.31%	-8.81%	-3.24%	-6.48%	-1.38%	-6.48%	10.27%	-30.75%	-0.60	-0.79
Legacy 1***	-0.43%	-0.52%	4.07%	-6.30%	-0.67%	-3.87%	N/A	-3.87%	10.16%	-23.67%	-0.34	-0.50
Legacy 2***	-0.43%	-0.52%	4.01%	-6.52%	-0.84%	-4.11%	N/A	-4.11%	10.16%	-24.38%	-0.36	-0.53
Global 1***	-0.11%	-0.16%	4.87%	-5.72%	-0.09%	-3.16%	N/A	-3.16%	10.11%	-21.86%	-0.27	-0.41
Global 2***	-0.12%	-0.17%	4.87%	-5.86%	-0.27%	-3.37%	N/A	-3.37%	10.13%	-22.45%	-0.29	-0.44
Global 3***	-0.15%	-0.21%	4.43%	-7.34%	-1.84%	-4.95%	N/A	-4.95%	10.15%	-26.24%	-0.45	-0.63

S&P 500 Total Return Index****	-1.15%	-0.53%	0.81%	0.28%	10.92%	10.81%	6.81%	10.81%	12.21%	-16.26%	0.90	1.49
Barclays Capital U.S. Long Gov Index****	1.17%	1.16%	9.31%	7.23%	5.11%	9.37%	8.22%	9.37%	11.47%	-15.54%	0.84	1.52
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.
Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					26%
Energy	5%	Short	Natural Gas	1.9%	Short	5%	Short	Natural Gas	2.0%	Short
			Brent Crude Oil	1.1%	Long			Brent Crude Oil	1.1%	Long
Grains/Foods	12%	Short	Soybeans	2.1%	Long	12%	Short	Soybeans	2.2%	Long
			Sugar	1.8%	Long			Sugar	1.9%	Long
Metals	8%	Long	Gold	2.5%	Long	9%	Long	Gold	2.6%	Long
			Copper LME	1.6%	Short			Copper LME	1.7%	Short
FINANCIALS	75%					74%
Currencies	23%	Short $	Australian Dollar	4.4%	Long	21%	Short $	Australian Dollar	4.7%	Long
			Euro	2.9%	Short			British Pound	2.0%	Short
Equities	23%	Long	Dow Jones Industrial Average	3.6%	Long	22%	Long	Dow Jones Industrial Average	3.8%	Long
			Nasdaq	3.3%	Long			Nasdaq	3.5%	Long
Fixed Income	29%	Long	Bunds	5.4%	Long	31%	Long	Bunds	5.8%	Long
			U.S. 10-Year Treasury Notes	3.5%	Long			U.S. 10-Year Treasury Notes	3.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rose over 8% after the Energy Information Administration released data showing an unexpected decline in weekly U.S. inventory levels.  Natural gas and heating oil prices rose on forecasts for cooler weather through April.

Grains/Foods
Corn prices rose after a USDA report showed an increase in weekly export sales.  Wheat markets fell on favorable weather forecasts and disappointing export sales.  Sugar prices declined on continued elevated supplies, weaker demand and a weak Brazilian real.  Coffee prices moved lower also pressured by a weaker Brazilian real and expectations of high yields from Brazil’s upcoming harvest.

Metals
Precious metals markets moved higher, with gold posting its best weekly gains in three weeks, as worries about the global economy and declines in the equity markets increased demand for safe haven assets.  Copper prices moved lower on expectations China could increase its exports and worries over weak demand.

Currencies
The U.S. dollar weakened against its global counterparts on expectations the Federal Reserve would proceed cautiously in adjusting policy, lowering expectations of an interest rate hike in April or June.  The yen strengthened on lower expectations of a Fed interest rate hike and on the Bank of Japan’s lack of response to the weakness in the dollar.  The Australian dollar weakened after data showed a contraction in construction activity raised concerns the Reserve Bank of Australia could further ease monetary policy.

Equities	Global equity markets declined as disappointing economic data from the U.K and low expectations for U.S. corporate quarterly reporting renewed concerns over the health of the global economy.
Fixed Income	Global fixed income markets moved higher as lower expectations of a Federal Reserve interest rate hike in April and volatility in the equity markets increased demand for the safe haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.